================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 24, 2000
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

      0-9204                                            74-1492779
(COMMISSION FILE NO.)                        (IRS EMPLOYER IDENTIFICATION NO.)


                               5735 PINELAND DRIVE
                                    SUITE 235
                               DALLAS, TEXAS 75231
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084


================================================================================

         The undersigned registrant hereby amends the following "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on April 10, 2000, dated March 24, 2000, to include the following:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  Audited Statement of Operating Revenues and Direct Operating Expenses for EXCO's share of the Pecos County Properties for the year ended December 31, 1999, together with report of independent accountants, Ernst & Young LLP.

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 1999, and the three months ended March 31, 2000.

         (c)      Exhibits.

                  Number   Document

                  10.1 Purchase and Sale Agreement between Nebraska Public Gas Authority as seller, and Humphrey-Hill, L.P., as buyer, dated February 22, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

                  10.2 Credit Agreement among Humphrey-Hill, L.P., as borrower, Bank of America, N.A., as administrative agent, and financial institutions listed on Schedule I, dated March 24, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

                  10.3 Amended and Restated Agreement of Limited Partnership of Humphrey-Hill, L.P., dated March 24, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

                  10.4 Amendment to Amended and Restated Agreement of Limited Partnership of Humphrey-Hill, L.P., dated April 14, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

                  23.1 Consent of Independent Accountants, Ernst & Young LLP (filed herewith).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         EXCO RESOURCES, INC.


                                         By: /s/ J. DOUGLAS RAMSEY
                                             ---------------------------------
                                             J. Douglas Ramsey, Vice President
                                             And Chief Financial Officer

Dated: June 7, 2000

                                                                       Item 7(a)
                       REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
EXCO Resources, Inc.

We have audited the accompanying statement of operating revenues and direct operating expenses of the share of the Pecos County Properties (as defined in Note 1 to the accompanying statement) acquired by EXCO Resources, Inc. for the year ended December 31, 1999. This statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

The accompanying statement of operating revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of revenues and expenses of the Pecos County Properties.

In our opinion, the statement of operating revenues and direct operating expenses referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses of the share of the Pecos County Properties acquired by EXCO Resources, Inc. for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.


                                                     /s/ ERNST & YOUNG LLP


                                                     ERNST & YOUNG LLP
Dallas, Texas
May 31, 2000

                             PECOS COUNTY PROPERTIES

                         STATEMENT OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES
                                 (In thousands)



                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                                     -------------------
                                                                            1999
                                                                     -------------------


Oil and natural gas revenues.......................................  $             1,157
Direct operating expenses..........................................                  270
                                                                     -------------------
Excess of revenues over direct operating expenses..................  $               887
                                                                     ===================

See accompanying notes.

                             PECOS COUNTY PROPERTIES

                    NOTES TO STATEMENT OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES


1.       BASIS OF PRESENTATION

         On March 24, 2000, under terms of a purchase and sale agreement dated February 22, 2000, Humphrey-Hill, L.P., a Texas limited partnership (the Partnership)(renamed Pecos-Gomez, L.P. effective April 14, 2000), completed the acquisition from the Nebraska Public Gas Agency (Seller) of certain oil and natural gas properties located in Pecos County, Texas (the Pecos County Properties). On March 24, 2000, the partnership was owned 50% by Taurus Acquisition, Inc. as a limited partner (Taurus is a wholly-owned subsidiary of EXCO), 49% by certain private investors as limited partners and 1% by EXCO as general partner. The purchase price, before closing adjustments, was approximately $10.2 million cash (approximately $10.1 million after contractual adjustments).

         The accompanying statement presents the interest acquired by EXCO in the operating revenues and direct operating expenses of the Pecos County Properties. Direct operating expenses include the actual costs of maintaining the producing properties and their production, but do not include charges for depletion, depreciation, and amortization, federal and state income taxes, interest, or general and administrative expenses. Presentation of complete historical financial statements for the year ended December 31, 1999, is not practicable because the Pecos County Properties were not accounted for as a separate entity by the Seller, and therefore, such statement is not available. The operating revenues and direct operating expenses for the period presented may not be representative of future operations.

         Revenues in the accompanying Statement of Operating Revenues and Direct Operating Expenses are recognized on the sales method. Direct operating expenses are recognized on an accrual basis.

2. SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

OIL AND NATURAL GAS OPERATIONS

         During the year ended December 31, 1999, no exploration or incremental general and administrative costs were incurred.

RESERVE QUANTITY INFORMATION

         The following table presents EXCO's estimate of its share of the proved oil and natural gas reserves of the Pecos County Properties, all of which are located in the United States, as of December 31, 1999. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                             PECOS COUNTY PROPERTIES

                    NOTES TO STATEMENT OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES




                                                                       OIL (Bbls)         GAS (Mcf)          BOE(1)
                                                                    ----------------  ----------------  ---------------
                                                                                      (In thousands)

Proved reserves...................................................                --            14,030            2,338
                                                                    ================  ================  ===============
Proved developed reserves.........................................                --            14,030            2,338
                                                                    ================  ================  ===============

---------------
(1) Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

         The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

         The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the Pecos County Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

         Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash flows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine net cash inflows. The Pecos County Properties are not a separate tax paying entity. Accordingly, the Standardized Measure for the Pecos County Properties is presented before deduction of income taxes. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

         The Standardized Measure of discounted future net cash flows relating to proved oil and natural gas reserves of EXCO's share of the Pecos County Properties at December 31, 1999, follows (in thousands):

                             PECOS COUNTY PROPERTIES

                    NOTES TO STATEMENT OF OPERATING REVENUES
                          AND DIRECT OPERATING EXPENSES



Future cash inflows............................................................................. $      26,462
Future production costs.........................................................................        11,444
Future development costs........................................................................           837
                                                                                                 -------------
Future net cash flows...........................................................................        14,181
Discount of future net cash flows at 10% per annum..............................................         8,362
                                                                                                 -------------
Discounted future net cash flows before income taxes............................................ $       5,819
                                                                                                 =============

         Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties, and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

         The weighted average price of natural gas at December 31, 1999, used in the calculation of the Standardized Measure were $1.89 per Mcf.

                                                                       Item 7(b)

                              EXCO RESOURCES, INC.

               PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

         As discussed in "Item 2. Acquisition or Disposition of Assets," of EXCO's Current Report on Form 8-K filed on April 10, 2000, dated March 24, 2000, Humphrey-Hill, L.P., a Texas limited partnership, owned 50% by Taurus Acquisition, Inc., 49% by certain private investors as limited partners, and 1% by EXCO Resources, Inc. as general partner, purchased certain oil and gas assets located in Pecos County, Texas (the Pecos County Properties) from Nebraska Public Gas Agency for approximately $10.1 million cash, after contractual adjustments.

         The accompanying pro forma combined condensed financial statements are based on the historical financial statements of EXCO for the year ended December 31, 1999, and the three months ended March 31, 2000. The pro forma combined condensed financial statements are also based, in part, on the historical financial statements of Rio Grande, Inc. (Rio Grande or RGI) which was acquired on March 16, 1999, the Seward/Meade County Properties received as partial consideration from the sale of the Jackson Parish Properties effective December 31, 1999, the Natchitoches Parish Properties acquired effective December 31, 1999, the Val Verde County Properties acquired on February 25, 2000, and EXCO's share of the Pecos County Properties acquired on March 24, 2000.

         Because the acquisition of RGI, the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the acquisition of the Natchitoches Parish Properties all occurred in 1999, the Val Verde County Properties were acquired February 25, 2000, and the Pecos County Properties were acquired March 24, 2000, they are already included in EXCO's March 31, 2000, balance sheet. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, have been prepared assuming the acquisition of RGI, the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the acquisitions of the Natchitoches Parish Properties, the Val Verde County Properties, and the Pecos County Properties had all been consummated on January 1, 1999.

         The pro forma adjustments are based upon available information and assumptions that management of EXCO believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of EXCO which would have occurred had such transactions been consummated on the dates indicated or EXCO's financial position or results of operations for any future date or period.

                              EXCO RESOURCES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2000
                                   (Unaudited)


                                                                  EXCO                  PRO FORMA                PRO FORMA
                                                                HISTORICAL             ADJUSTMENTS               COMBINED
                                                          ---------------------    ---------------------   ---------------------
                                                                                      (In thousands)

ASSETS:
Current assets:
    Cash ..............................................   $              14,393    $                  --   $              14,393
    Accounts receivable and other assets ..............                   4,277                       --                   4,277
                                                          ---------------------    ---------------------   ---------------------
        Total current assets ..........................                  18,670                       --                  18,670
Net property and equipment ............................                  36,738                       --                  36,738
Other assets ..........................................                     375                       --                     375
Investments ...........................................                       3                       --                       3
                                                          ---------------------    ---------------------   ---------------------
        Total assets ..................................   $              55,786    $                  --   $              55,786
                                                          =====================    =====================   =====================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued liabilities ..........   $               1,786    $                  --   $               1,786
    Current maturities of long-term debt ..............                      --                       --                      --
                                                          ---------------------    ---------------------   ---------------------
        Total current liabilities .....................                   1,786                       --                   1,786

Long-term debt, less current maturities ...............                  10,555                       --                  10,555
Deferred income taxes .................................                     760                       --                     760
Other long-term liabilities ...........................                     227                       --                     227

Stockholders' equity:
    Preferred stock ...................................                      --                       --                      --
    Common stock ......................................                     136                       --                     136
    Additional paid-in capital ........................                  36,769                       --                  35,769
    Treasury stock ....................................                     (75)                      --                     (75)
    Retained earnings .................................                   5,628                       --                   5,628
                                                          ---------------------    ---------------------   ---------------------
        Total stockholders' equity ....................                  42,458                       --                  42,458
                                                          ---------------------    ---------------------   ---------------------
        Total liabilities and stockholders' equity ....   $              55,786    $                  --   $              55,786
                                                          =====================    =====================   =====================

   See accompanying notes.

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)



                                                                                         SEWARD/MEADE NATCHITOCHES  VAL VERDE
                                                                EXCO        RIO GRANDE      COUNTY       PARISH       COUNTY
                                                              HISTORICAL    HISTORICAL    HISTORICAL   HISTORICAL   HISTORICAL
                                                             ------------  ------------  ------------ ------------ ------------
                                                                       (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas .................................... $      5,294  $        176  $        185 $      5,357 $      2,211
    Other ..................................................        2,008            23            --           --           --
    Gain on disposition of property ........................        5,102            --            --           --           --
                                                             ------------  ------------  ------------ ------------ ------------
            Total revenues .................................       12,404           199           185        5,357        2,211

EXPENSES:
    Oil and natural gas production .........................        2,375           123            45        2,688          319
    Depletion, depreciation and amortization ...............        1,446             9            --           --           --
    General and administrative .............................        1,934            73            --           --           --
    Interest and other .....................................           17             0            --           --           --
                                                             ------------  ------------  ------------ ------------ ------------
Income (loss) before income taxes and minority interest ....        6,632            (6)          140        2,669        1,892
Minority interest in limited partnership ...................           (7)            1            --           --           --
                                                             ------------  ------------  ------------ ------------ ------------
Income (loss) before income taxes ..........................        6,639            (7)          140        2,669        1,892
Income tax expense (benefit) ...............................        2,139            --            --           --           --
                                                             ------------  ------------  ------------ ------------ ------------
Income (loss) before extraordinary item ....................        4,500            (7)          140        2,669        1,892
Fee income from early extinguishment of debt, net of tax ...          165            --            --           --           --
                                                             ------------  ------------  ------------ ------------ ------------
Net income (loss) .......................................... $      4,665  $         (7) $        140 $      2,669 $      1,892
                                                             ============  ============  ============ ============ ============
Basic and diluted earnings per share ....................... $        .69  $         --  $         -- $         -- $         --
                                                             ============  ============  ============ ============ ============
Weighted average number of common and common
  equivalent shares outstanding:
           Basic ...........................................        6,698            --            --           --           --
                                                             ============  ============  ============ ============ ============
           Diluted .........................................        6,714            --            --           --           --
                                                             ============  ============  ============ ============ ============

See accompanying notes.

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                                  (Unaudited)
                                  (Continued)



                                                                               PRO FORMA
                                                                PECOS       ADJUSTMENTS FOR
                                                                COUNTY     THE ACQUISITIONS                          PRO FORMA
                                                              HISTORICAL    AND DISPOSITION                           COMBINED
                                                             ------------  -----------------                      ---------------
                                                                          (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas..................................... $      1,157   $             --                      $        14,380
    Other...................................................           --             (1,224) (1)(2)(7)(10)(13)               807
    Gain on disposition of property.........................           --             (5,102) (5)                              --
                                                             ------------  -----------------                      ---------------
            Total revenues..................................        1,157             (6,326)                              15,187

EXPENSES:
    Oil and natural gas production..........................          270                 --                                5,820
    Depletion, depreciation and amortization................           --              3,000  (3)(6)(8)(11)                 4,455
    General and administrative..............................           --                 --                                2,007
    Interest and other .....................................           --                546  (9)(12)                         563
                                                             ------------  -----------------                      ---------------
Income (loss) before income taxes and  minority interest....          887             (9,872)                               2,342
Minority interest in limited partnership....................           --                 --                                   (6)
                                                             ------------  -----------------                        -------------
Income (loss) before income taxes...........................          887             (9,872)                               2,348
Income tax expense (benefit)................................           --             (1,670) (14)                            469
                                                             ------------  -----------------                      ---------------
Income (loss) before extraordinary item.....................           --             (8,202)                               1,879
Fee income from early extinguishment of debt, net of tax....     --               (165) (4)                                    --
                                                             ------------  -----------------                      ---------------
Net income (loss)........................................... $        887  $          (8,367)                     $         1,879
                                                             ============  =================                      ===============
Basic and diluted earnings per share........................ $         --  $              --                      $           .28
                                                             ============  =================                      ===============
Weighted average number of common and common equivalent
  shares outstanding:
           Basic............................................           --                 --                                6,698
                                                             ============  =================                      ===============
           Diluted..........................................           --                 --                                6,714
                                                             ============  =================                      ===============

See accompanying notes.

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000
                                   (Unaudited)




                                                                                    PRO FORMA
                                                      VAL VERDE           PECOS    ADJUSTMENTS
                                           EXCO         COUNTY           COUNTY      FOR THE                           PRO FORMA
                                        HISTORICAL    HISTORICAL       HISTORICAL  ACQUISITIONS                        COMBINED
                                       ------------  --------------   ------------ -------------                     -------------
                                                                (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas............... $      4,026   $         184   $        224 $          --                      $      4,434
    Other.............................          392              --             --           (60)  (1)(2)(7)(10)(13)           332
    Gain on disposition of property...          535              --             --          (535)  (5)                          --
                                       ------------  --------------   ------------ -------------                     -------------
            Total revenues............        4,953             184            224          (595)                            4,766

EXPENSES:
    Oil and natural gas production....        1,384              27             70            --                             1,481
    Depletion, depreciation and
       amortization...................          847              --             --           133   (3)(6)(8)(11)               980
    General and administrative........          417              --             --            --                               417
    Interest and other ...............           71              --             --            --                                71
                                       ------------  --------------   ------------ -------------                     -------------
Income (loss) before income taxes and
   minority interest..................        2,234             157            154          (728)                            1,817
Deferred income tax provision.........           --              --             --          (142)  (14)                        618
                                       ------------  --------------   ------------ -------------                     -------------
Net income (loss)..................... $      1,474              --   $        154 $        (586)                    $       1,199
                                       ============   =============   ============ =============                     =============

Basic and diluted earnings per share   $        .21   $          --    $        -- $          --                     $         .17
                                       ============   =============   ============ =============                     =============

Weighted average number of
  common and common equivalent
  shares outstanding:
           Basic......................        6,815              --             --            --                             6,815
                                       ============   =============   ============ =============                     =============
           Diluted....................        6,845              --             --            --                             6,845
                                       ============   =============   ============ =============                     =============

See accompanying notes.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

A.     Pro Forma Adjustments for the Jackson Parish Properties

       The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, have been prepared as if EXCO's share of the disposition of the Jackson Parish Properties, the addition of the Seward/Meade County Properties, and the related repayment of debt had been consummated on January 1, 1999, and reflect the following adjustments:

       (1) To record a decrease in interest income as a result of the repayment of the Venus convertible promissory note.

       (2)    To eliminate the 1999 equity in the earnings of EXUS Energy, LLC.

       (3) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the addition of the Seward/Meade County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

       (4) To eliminate the fee income, net of tax, on the early extinguishment of the Venus convertible promissory note.

       (5) To eliminate the gain from the sale of EXCO's share of the Jackson Parish Properties.

B.     PRO FORMA ADJUSTMENTS FOR THE NATCHITOCHES PARISH PROPERTIES

       The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, have been prepared as if the acquisition of the Natchitoches Parish Properties had been consummated on January 1, 1999, and reflect the following adjustments:

       (6) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisition of the Natchitoches Parish Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

       (7) To record a decrease in interest income on invested cash of $7.2 million, based on a 4% per annum interest rate.

C.     PRO FORMA ADJUSTMENTS FOR THE VAL VERDE COUNTY PROPERTIES

       The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, have been prepared as if the acquisition of the Val Verde County Properties had been consummated on January 1, 1999, and reflect the following adjustments:

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

       (8) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisition of the Val Verde County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

       (9) To adjust interest expense on the borrowings of approximately $7.1 million based on a 7.0% per annum interest rate.

       (10) To record a decrease in interest income on invested cash of approximately $4.3 million, based on a 4% per annum interest rate.

D.     PRO FORMA ADJUSTMENTS FOR THE PECOS COUNTY PROPERTIES

       The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, have been prepared as if EXCO's share of the acquisition of the Pecos County Properties had been consummated on January 1, 1999, and reflect the following adjustments:

       (11) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisition of the Pecos County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

       (12) To adjust interest expense on the borrowings of approximately $3.4 million based on a 7.0% per annum interest rate.

       (13) To record a decrease in interest income on invested cash of $3.5 million, based on a 4% per annum interest rate.

E.     PRO FORMA ADJUSTMENTS FOR INCOME TAXES

       The accompanying unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1999, and the three months ended March 31, 2000, reflects the following adjustments:

       (14) To adjust the provision for income taxes for the change in financial taxable income resulting from the disposition of EXCO's share of the Jackson Parish Properties and the inclusion of the historical results of operations of Rio Grande, Inc., the Seward/Meade County Properties, the Natchitoches Parish Properties, the Val Verde County Properties, and EXCO's share of the Pecos County Properties and adjustments (1), (2), (3), (5),
              (6), (7), (8), (9), (10), (11),(12) and (13).

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

F. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

       The following table presents EXCO's estimate of the pro forma combined proved oil and natural gas reserves of EXCO as of March 31, 2000. All reserves are located in the United States. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                                                                         OIL (BBLS)(1)      GAS (MCF)         BOE(2)
                                                                      ----------------- ---------------- --------------
                                                                                       (In thousands)

Proved reserves......................................................             2,953           49,281         11,166
                                                                      ================= ================ ==============
Proved developed reserves............................................             2,617           38,531          9,039
                                                                      ================= ================ ==============

-------------
(1)    Oil includes both crude oil and natural gas liquids.

(2) Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil. A Bbl is one stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons. An Mcf is one thousand cubic feet of natural gas.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

       The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

       The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of EXCO's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

       Under the Standardized Measure, future cash flows are estimated by applying period-end prices, adjusted for fixed and determinable escalations, to the estimated future production of period-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over EXCO's income tax basis of its oil and natural gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

       The pro forma Standardized Measure of discounted future net cash flows relating to EXCO's proved oil and natural gas reserves at March 31, 2000, follows (in thousands):


Future cash inflows............................................  $         196,536
Future production costs........................................             67,753
Future development costs.......................................              5,294
Future income taxes............................................             27,108
                                                                 -----------------
Future net cash flows..........................................             96,381
Discount of future net cash flows at 10% per annum.............             45,368
                                                                 -----------------
Pro forma Standardized Measure of discounted future
     net cash flows............................................  $          51,013
                                                                 =================
Pro forma Standardized Measure of discounted future
     net cash flows before income taxes........................  $          67,070
                                                                 =================

       The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $5.8 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of March 31, 2000, shown above would be reduced significantly.

       Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

       The weighted average prices of oil (including NGLs) and natural gas at March 31, 2000, used in the calculation of the Standardized Measure were $24.83 per Bbl and $2.49 per Mcf, respectively.

                                INDEX TO EXHIBITS

     EXHIBIT
      NUMBER  DESCRIPTION
      ------  -----------

       10.1 Purchase and Sale Agreement between Nebraska Public Gas Authority as seller, and Humphrey-Hill, L.P., as buyer, dated February 22, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

       10.2   Credit Agreement among Humphrey-Hill, L.P., as borrower, Bank of
              America, N.A., as administrative agent, and financial institutions listed on Schedule I, dated March 24, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

       10.3   Amended and Restated Agreement of Limited Partnership of
              Humphrey-Hill, L.P., dated March 24, 2000, filed as an Exhibit to
              EXCO's Form 10-Q for the quarter ended March 31, 2000.

       10.4 Amendment to Amended and Restated Agreement of Limited Partnership of Humphrey-Hill, L.P., dated April 14, 2000, filed as an Exhibit to EXCO's Form 10-Q for the quarter ended March 31, 2000.

       23.1 Consent of Independent Accountants, Ernst & Young LLP (filed herewith).